UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2015

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor

New York, New York 10118

(Address of principal executive offices, including zip code)

(646) 419-4452
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2015, Shutterstock, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information furnished under Item 2.02 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On August 1, 2015, Timothy E. Bixby notified the Company of his intention to resign as Chief Financial Officer and Treasurer of the Company so that he can pursue other opportunities.  The effective date of his resignation has not yet been determined but is not expected to be later than September 30, 2015.  Mr. Bixby has agreed to make himself available to the Company after the effective date of his resignation in order to assist the Company and his successor with this transition.

On August 3, 2015, Steven Berns notified the Company of his intention to resign as a member of the Board of Directors (the “Board”) of the Company and all committees of the Board on which he served, effective immediately, so that he can commence employment with the Company as its Chief Financial Officer and Treasurer, as further described below.

On August 5, 2015, the Company entered into an employment agreement (the “Agreement”) to hire and retain Steven Berns as Chief Financial Officer and Treasurer of the Company. Pursuant to the terms of the Agreement, Mr. Berns’ employment with the Company will begin no later than September 30, 2015, and he will be employed on an at-will basis.  The Board also approved a modification to prior equity awards granted to Mr. Berns in his capacity as an independent director under the Company’s 2012 Omnibus Equity Incentive Plan (the “2012 Stock Plan”).  These modifications provide that, so long as Mr. Berns’ employment commences by September 30, 2015, he shall be deemed to continue to be a Service Provider (as defined in the 2012 Stock Plan) during the period between his resignation from the Board and the date on which his employment begins.

Mr. Berns, 50, has served as the Executive Vice President and Chief Financial Officer of Tribune Media, one of the country’s leading multimedia companies, operating businesses in publishing, digital, and broadcasting, since June 2013. From February 2010 to June 2013, Mr. Berns served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a worldwide cosmetics and beauty products company, and he served as its Treasurer from May 2009 to February 2010. Mr. Berns previously served as Chief Financial Officer of Tradeweb, LLC, a leading over-the-counter, multi-asset class online marketplace, and a pioneer in the development of electronic trading and trade processing, from November 2007 to May 2009. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and Director of MDC Partners Inc., a provider of marketing, activation and communications solutions and services, and from September 2004 to November 2005, Mr. Berns served as its Vice Chairman and Executive Vice President. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies, from August 1999 until September 2004. Mr. Berns served as a director of LivePerson, Inc., a provider of hosted software products that facilitate real-time sales and customer service, from April 2002 until June 2011. Mr. Berns holds a B.S. from Lehigh University and an M.B.A. from New York University and is a Certified Public Accountant.

There is no agreement or understanding between Mr. Berns and any other person pursuant to which he was appointed as Chief Financial Officer and Treasurer of the Company, nor is there any family relationship between Mr. Berns and any of the Company’s directors or other executive officers.  Except in connection with Mr. Berns’ prior service as an independent member of the Company’s Board and certain committees of the Board, which service terminated on August 3, 2015 (except for purposes of the 2012 Stock Plan, as described above), there are no transactions in which Mr. Berns has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

Pursuant to the terms of the Agreement, Mr. Berns will receive an annual base salary of $500,000 and will be eligible to receive an annual performance-based bonus award of up to 80% of his annual base salary.

The Agreement provides that Mr. Berns will be granted a restricted stock unit award covering 40,000 shares of the Company’s common stock under the 2012 Stock Plan, such award to vest as to one-fourth of the shares subject to the award on each of the first four anniversaries of the grant date, subject to Mr. Berns continuing to provide services to the Company through the relevant vesting dates.  In addition, Mr. Berns will be granted a nonstatutory stock option award to purchase 100,000 shares of the Company’s common stock with an exercise price per share equal to the closing price for a share of the Company’s common stock on the grant date, as reported in The Wall Street Journal.  The option award will vest as to one-fourth of the shares subject to the award on each of the first four anniversaries of the grant date, subject to Mr. Berns continuing to provide services to the Company through the relevant vesting dates.

Pursuant to the Agreement, if the Company terminates Mr. Berns’ employment with the Company for a reason other than Cause (as defined in the Agreement) or Mr. Berns’ death or disability, or Mr. Berns resigns his employment for Good Reason (as defined in the Agreement), at any time other than during the twenty-four-month period immediately following a Change in Control (as defined in the Agreement), then Mr. Berns will receive the following severance benefits from the Company:

•                  severance in an amount equal to twelve months of Mr. Berns’ base salary, which will be paid in accordance with the Company’s regular payroll procedures;

•                  a pro-rated annual bonus for the year in which the termination of employment occurs equal to the annual bonus Mr. Berns would have received based on actual performance if he had remained at the Company for the entire year, pro-rated based on the number of days worked relative to 365 days;

•                  reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Mr. Berns and his eligible dependents for up to twelve months;

•                  accelerated vesting as to all of Mr. Berns’ unvested and outstanding equity awards that would have become vested had he remained in the employ of the Company for the twelve (12)-month period following his termination of employment;

•                  outplacement benefits for six months following termination of employment, up to a maximum of $5,000;

•                  all accrued but unpaid PTO, expense reimbursements, wages, and other benefits due to Mr. Berns under any Company-provided plans, policies and arrangements; and

•                  such other compensation or benefits as may be required by law.

If, during the twenty-four-month period immediately following a Change in Control, (x) the Company terminates Mr. Berns’ employment with the Company for a reason other than Cause or Mr. Berns’ death or disability, or (y) Mr. Berns resigns from such employment for Good Reason, then Mr. Berns will receive the severance benefits discussed above except (i) the severance shall be paid in a single lump sum following his termination of employment in accordance with the Company’s regular payroll procedures, (ii) in lieu of the pro-rated annual bonus, Mr. Berns will receive a lump sum severance payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment (or, if greater, the fiscal year in which the Change in Control occurs), and (iii) vesting shall accelerate as to 100% of all of Mr. Berns’ outstanding equity awards.

The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Employment Agreement dated August 5, 2015 between Shutterstock, Inc. and Steven Berns

99.1                        Press Release dated August 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: August 6, 2015	By:	/s/ Timothy E. Bixby
Timothy E. Bixby
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated August 5, 2015 between Shutterstock, Inc. and Steven Berns

99.1	Press Release dated August 6, 2015